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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   As independent public accountants we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-44274 on Form S-3 of Photoelectron Corporation of our report dated February 18, 2000 included in Photoelectron Corporation's Form 10-K for the fiscal year ended January 1, 2000 and our report dated February 18, 2000 (except with respect to matters included in Note 13, for which the date is June 15, 2000) included as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2000, and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts

September 15, 2000